Securities and Exchange Commission

                     Washington, DC  20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act 1934


               Date of Report September 11, 1997
               (Date of earliest event reported)



                    CalEnergy Company, Inc.
     (Exact name of registrant as specified in its charter)



    Delaware                     1-9874                94-2213782
(State of other          (Commission File              (IRS Employer
 jurisdiction of         Number)                       Identification No.)
 incorporation)



 302 South 36th Street, Suite 400,   Omaha, NE            68131
    (Address of principal executive offices)            Zip Code




Registrant's Telephone Number, including area code:    (402) 341-4500




                              N/A
 (Former name or former address, if changed since last report)


Item 5.  Other Events

     On September 11, 1997, the Registrant announced that it had signed a definitive Acquisition Agreement with Kiewit Diversified Group ("KDG"), a wholly owned subsidiary of Peter Kiewit Sons', Inc., providing for the Registrant's purchase of KDG's ownership interest in various project partnerships and joint ventures and 20,231,065 of the Registrant's shares of common stock (including 1,000,000 shares held under option), representing approximately 30% of the Registrant's outstanding shares. The Agreement provides that the Registrant will pay an aggregate consideration of $1,155,000,000 (subject to adjustments as provided in the definitive agreement) for such ownership interests. Final closing of the transaction is expected to occur in January, 1998. A press release issued by the Registrant is attached hereto as
Exhibit 1 and is incorporated herein by reference. The definitive Acquisition Agreement is attached hereto as Exhibit 2 and is incorporated herein by reference.


IItem 7.  Financial Statements and Exhibits

Exhibit 1 - Press Release dated September 11, 1997

Exhibit 2 - Acquisition Agreement dated September 10, 1997

                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CalEnergy Company, Inc.




                                   By: \s\ Douglas L. Anderson
                                       Douglas L. Anderson
                                       Assistant General Counsel
                                       and Assistant Secretary

Dated: September 16, 1997